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                                                                   EXHBIBIT 10tt

                                 AMENDMENT NO. 1
                                       TO
                  BRUSH ENGINEERED MATERIALS INC. PENSION PLAN
                           (June 1, 2000 Restatement)

            Brush Engineered Materials Inc., an Ohio corporation, hereby amends its pension plan known as the Brush Engineered Materials Inc. Pension Plan, which is currently maintained under a document titled Brush Engineered Materials Inc. Pension Plan (June 1, 2000 Restatement) (hereinafter called the "Plan"), as hereinafter set forth.

                                    SECTION 1

            Part (v) of Subsection (1) of Section 6.11 of the Plan is amended to provide as follows:

      (v) that if the benefit under the Plan begins before the "social security retirement age" (as defined in Section 216(1) of the Social Security Act), for purposes of determining whether the limitation set forth in clause (a) of this subsection (1) has been satisfied, such limitation shall be adjusted, in accordance with regulations prescribed by the Secretary of the Treasury, so that such limitation is equivalent to such a limitation beginning at the date the benefit commences under the Plan; provided that, for purposes of this part (v) of this subsection (1), any reduction under this part (v) shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the social security retirement age under the Social Security Act;

                                    SECTION 2

            Part (vi) of Subsection (1) of Section 6.11 of the Plan is amended to provide as follows:

      (vi) that if the benefit under the Plan begins after the social security retirement age, for purposes of determining whether the limitation set forth in clause (a) of this subsection (1) has been satisfied, such limitation shall be adjusted, in accordance with regulations prescribed by the Secretary of the Treasury, so that such limitation is equivalent to such a limitation beginning at the date the benefit commences under the Plan; and

                                    SECTION 3

            Subsection (4) of Section 6.11 of the Plan to provide as follows:


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      (4) For the purposes of the adjustments in benefits to be made pursuant to parts (iv), (v) and (vi) of subsection (1) of this Section, the following shall apply: The actuarial assumptions which shall be used in making such adjustments are an interest assumption of 5-1/2% and the "applicable mortality table" (the table prescribed from time to time by the Secretary of Treasury pursuant to Section 417(e)(3) of the Internal Revenue Code) as in effect on the date of distribution, except that (a) with respect to part (iv) the interest assumption used shall be the annual rate of interest for purposes of Section 417(e)(3) of the Internal Revenue Code using the Plan Year as the stability period and the second calendar month preceding the first day of the Plan Year as the lookback month in accordance with Treasury Regulation Section 1.417(e) - 1(d)(4); (b) with respect to part (vi) an interest assumption of 5% shall be used instead of 5-1/2%; and (c) in no event shall any benefit amount determined under this
      Section 6.11 be less than the amount of the benefit which would have been payable under the terms of the Plan as in effect on December 7, 1994 in respect of the Participant's benefit and based upon the accrued portion of the Participant's annual benefit determined as of May 31, 2000. If the Participant's benefit under the Plan begins before the Participant's social security retirement age, but on or after age 62, and the Participant's social security retirement age is 65, the limitation set forth in clause (a) of subsection (1) of this Section is reduced by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65. If the Participant's benefit under the Plan begins before the Participant's social security retirement age, but on or after age 62, and if the Participant's social security retirement age is greater than age 65, the limitation set forth in clause
      (a) of subsection (1) of this Section is reduced by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant's social security retirement age.

                                    SECTION 4

            The changes made to the Plan by Section 1, Section 2 and Section 3 shall be effective as if originally in the June 1, 2000 Restatement of the Plan.

                                      * * *

            Executed this ______ day of __________________, 200__.

                                          BRUSH ENGINEERED MATERIALS INC.


                                          By: __________________________________
                                                Title:


                                          And: _________________________________
                                                 Title: